Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-134871, No. 333-117370, No. 333-171630, No. 333-164083, No. 333-136493) of NOVAGOLD RESOURCES INC. (“NOVAGOLD”) of:

●	our report dated February 12, 2014, relating to NOVAGOLD’s consolidated financial statements and the effectiveness of internal control over financial reporting;
●	our report dated February 5, 2014, relating to the Galore Creek Partnership’s financial statements; and
●	our report dated February 7, 2014, relating to Donlin Gold LLC’s financial statements all of which appear in this Annual Report on Form 10-K for the year ended November 30, 2013.

signed “PricewaterhouseCoopers LLP”

Chartered Accountants
Vancouver, BC
Canada
February 12, 2014